SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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Hometown Bancorp, Inc.
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[HOMETOWN BANCORP, INC. LOGO]
12 Main Street
Walden, New York 12586
(845) 778-2171

______________________

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
______________________

TIME AND DATE	4:00 p.m., local time, on Wednesday, May 13, 2009.

PLACE	12 Main Street, Walden, New York 12586.

ITEMS OF BUSINESS	(1) To elect three directors to serve for a term of three years;

(2) To ratify the selection of Beard Miller Company LLP as our independent registered public accounting firm for fiscal year 2009; and

(3) To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

RECORD DATE	To vote, you must have been a stockholder at the close of business on March 20, 2009.

PROXY VOTING
We are making our proxy material available to our stockholders on the Internet. You may read, print and download our 2008 Annual Report to Stockholders and our Proxy Statement at www.cfpproxy.com/6263.  On April 1, 2009, we mailed a notice to stockholders containing instructions on how to access our proxy materials. In addition, ten days after mailing that notice, we will mail a proxy card or voting instruction card to stockholders for voting their shares. On an ongoing basis, stockholders may request to receive proxy materials in printed form by mail or electronically by email. It is important that your shares be represented and voted at the meeting.  You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy or voting instruction card.  You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Judith B. Weyant

Judith B. Weyant
Corporate Secretary

Walden, New York
April 1, 2009

HOMETOWN BANCORP, INC.
__________________________________

PROXY STATEMENT
__________________________________

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hometown Bancorp, Inc., herein referred to as Hometown Bancorp, to be used at the annual meeting of stockholders.  We are the holding company for Walden Federal Savings and Loan Association, hereafter referred to as Walden Federal, and the majority-owned subsidiary of Hometown Bancorp MHC.  The annual meeting will be held at our main office at 12 Main Street, Walden, New York on Wednesday, May 13, 2009 at 4:00 p.m., local time.   We are making our proxy materials available to our stockholders on the Internet. You may read, print and download our 2008 Annual Report to Stockholders and our Proxy Statement at www.cfpproxy.com/6263.  On April 1, 2009, we mailed a notice to stockholders containing instructions on how to access our proxy materials online. In addition, ten days after mailing that notice, we will mail a proxy card or voting instruction card to stockholders for voting their shares. On an ongoing basis, stockholders may request to receive proxy materials in printed form by mail or electronically by email.

Voting and Proxy Procedure

Who Can Vote at the Meeting

You are entitled to vote your shares of Hometown Bancorp common stock if our records show that you held your shares as of the close of business on March 20, 2009.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or nominee.  As the beneficial owner, you have the right to direct your broker on how to vote your shares.  Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing it on how to vote your shares.

As of the close of business on March 20, 2009, 2,326,939 shares of Hometown Bancorp common stock were outstanding.  Each share of common stock has one vote.  Our Charter provides that holders of our common stock (other than Hometown Bancorp MHC) who beneficially own, either directly or indirectly, in excess of 10% of our outstanding shares are not entitled to any vote in respect of the shares held in excess of that 10% limit.

Attending the Meeting

If you are a stockholder as of the close of business on March 20, 2009, you may attend the meeting.  However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting.  A recent brokerage statement or letter from a bank, broker or other nominee are examples of proof of ownership.  If you want to vote your shares of Hometown Bancorp common stock held in street name in person at the meeting, you will need a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote By Hometown Bancorp MHC

Hometown Bancorp MHC, our mutual holding company parent, owned 56.3% of our outstanding shares of common stock as of March 20, 2009.  All shares of common stock owned by Hometown Bancorp MHC will be voted in accordance with the instructions of the Board of Directors of Hometown Bancorp MHC, the members of which are identical to the members of the Board of Directors of Hometown Bancorp.  Hometown Bancorp MHC is expected to vote such shares “FOR” each nominee for election as a director, and “FOR” ratification of the appointment of Beard Miller Company LLP as our independent registered public accounting firm.

Vote Required

The annual meeting will be held only if there is a quorum.  A majority of the outstanding shares of Hometown Bancorp common stock entitled to vote, represented in person or by proxy, constitutes a quorum.  If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting.  Broker non-votes also will be counted for purposes for determining the existence of a quorum.  A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to the nominees or withhold votes as to any nominee.  There is no cumulative voting for the election of directors.  Directors are elected by a plurality of the votes cast at the annual meeting.  “Plurality” means that the nominees receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the annual meeting.  The maximum number of directors to be elected at the annual meeting is three.  Votes that are withheld will have no effect on the outcome of the election.

In voting to ratify the appointment of Beard Miller Company LLP as our independent registered public accounting firm, you may vote in favor of the proposal, against the proposal or abstain from voting.  To be approved, this matter requires the affirmative vote of a majority of the votes represented at the annual meeting and entitled to vote.  Abstentions will have the same effect as a negative vote.

Because Hometown Bancorp MHC owns in excess of 50% of the outstanding shares of our common stock, the votes it casts will ensure the presence of a quorum and determine the outcome of Proposal 1 (Election of Directors) and Proposal 2 (Ratification of Independent Registered Public Accounting Firm).

Voting by Proxy

This proxy statement is being distributed to you by the Board of Directors to request that you allow your shares of our common stock to be represented at the annual meeting by the persons named in the proxy card.  All shares of our common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our Board of Directors.  The Board of Directors recommends that you vote “FOR” each of the nominees for director, and “FOR” ratification of the appointment of Beard Miller Company LLP as our independent registered public accounting firm.

If any matter not described in this proxy statement is properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares.  This includes a motion to adjourn or postpone the meeting to solicit additional proxies.  If the annual meeting is postponed or adjourned, your shares of Hometown Bancorp common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy.  We do not know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting.  To revoke your proxy, you must either advise our Corporate Secretary in writing before your common stock has been voted at the annual meeting, deliver a later-dated valid proxy or attend the meeting and vote your shares in person.  Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your Hometown Bancorp common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted.  Your broker, bank or other nominee may allow you to deliver your voting instructions by telephone or by the Internet.  Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.  If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other nominee, you must contact your broker, bank or other nominee.

Participants in Walden Federal Savings and Loan Association ESOP

If you participate in the Walden Federal Savings and Loan Association Employee Stock Ownership Plan (the “ESOP”), you will receive a voting instruction card for the plan that will reflect all the shares that you may direct the trustees to vote on your behalf under the plan.  Under the terms of the ESOP, all allocated shares of Hometown Bancorp common stock held by the ESOP are voted by the ESOP trustee, as directed by plan participants.  All unallocated shares of Hometown Bancorp common stock held by the ESOP and all allocated shares for which no timely voting instructions are received, are voted by the ESOP trustee in the same proportion as shares for which the trustee has received voting instructions, subject to the exercise of its fiduciary duties.  The deadline for returning your voting instruction cards is May 6, 2009.

Corporate Governance
General

We periodically review our corporate governance policies and procedures to ensure that we meet the highest standards of ethical conduct, report results with accuracy and transparency and maintain full compliance with the laws, rules and regulations that govern our operations.  As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for Hometown Bancorp.

Code of Ethics

We have adopted a Code of Ethics that is designed to ensure that our directors, executive officers and employees meet the highest standards of ethical conduct.  The Code of Ethics requires our directors, executive officers and employees to avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest.  Under the terms of the Code of Ethics, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.

We have adopted a Code of Ethics for Senior Financial Officers, which applies specifically to the Chief Executive Officer and Chief Financial Officer and is designed to ensure that the senior financial officers maintain the highest standards of honest and ethical conduct, including the proper handling of financial records and periodic reports.  The Senior Financial Officer Code is not meant to replace the Code of Ethics, but instead supplements it.  All senior financial officers are expected to abide by both codes.

As a mechanism to encourage compliance with the Code of Ethics, we have established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters.  These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.  The Code of Ethics also prohibits us from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code. Copies of the Code of Ethics and the Senior Financial Officer Code are available, on our website at www.waldenfederal.com or without charge, upon written request to Judith B. Weyant, Corporate Secretary, Hometown Bancorp, Inc., 12 Main Street, Walden, New York 12586.

Meetings and Committees of the Board of Directors

We conduct business through meetings of our Board of Directors and its committees.  Our Board of Directors held 12 regular and two special meetings during the fiscal year ended December 31, 2008.  No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which such director served during fiscal 2008.

The following table identifies our standing committees and their members.  All members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market, Inc.  Each committee operates under a written charter that is available in the Hometown Bancorp, Inc. section of the Walden Federal Savings and Loan Association website (www.waldenfederal.com).

Director	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee

Thomas F. Gibney
Joseph B. Horan, III	X
Steven E. Howell	X
Gerald N. Jacobowitz
Graham S. Jamison	* X		X
Stephen E. Sabine	X	* X	* X
Kenneth R. Schliphack	X	X
Curt J. Schoeberl, Sr.	X	X	X

Number of Meetings in fiscal 2008	6	1	1
*      Denotes Chairperson

Audit Committee. The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control and financial reporting matters. The Audit Committee is also responsible for engaging our independent registered public accounting firm and our internal auditor and monitoring their conduct and independence. The Board of Directors has designated Steven E. Howell as an audit committee financial expert under the rules of the Securities and Exchange Commission.  The Audit Committee members are independent under the listing standards of the Nasdaq Stock Market, Inc. and SEC Rule 10A-3 applicable to audit committee members. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included later in this proxy statement.  See “Audit Committee Report.”

Compensation Committee. The Compensation Committee is responsible for making recommendations to the full Board of Directors on all matters regarding compensation and benefit programs.  The Compensation Committee reviews all compensation components for our Chief Executive Officer and other highly compensated executive officers’ compensation including base salary, bonus, long-term incentives, benefits and other perquisites. The Compensation Committee also reviews the recommendations of the Chief Executive Officer in determining the compensation of other executive officers.  The Compensation Committee also considers bank peer groups for comparisons in evaluating the Hometown Bancorp’s executive total compensation elements as well as to assist the Committee in establishing compensation levels. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee assists the Board of Directors in identifying qualified individuals to serve as Board members, in determining the composition of the Board of Directors and its committees, in developing a set of corporate governance policies and procedures and in monitoring a process to assess Board effectiveness. The Nominating/Corporate Governance Committee also considers and recommends the nominees for director to stand for election at our annual meeting of stockholders.  The procedures of the Nominating/Corporate Governance Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement.  See “Nominating Procedures.”

Attendance at the Annual Meeting

The Board of Directors encourages directors to attend the annual meeting of stockholders. All directors attended the 2008 Annual Meeting of Stockholders.

Stock Ownership
The following table provides information as of March 20, 2009 about the persons known to us to be the beneficial owners of more than 5% of our outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding (1)

Hometown Bancorp MHC 12 Main Street Walden, New York 12586	1,309,275	56.3%
_______________
(1)           Based on 2,326,939 shares of our common stock outstanding and entitled to vote as of March 20, 2009.

The following table provides information as of March 20, 2009 about the shares of Hometown Bancorp common stock that may be considered to be beneficially owned by each director or nominee for director, by those executive officers listed in the Summary Compensation Table and all directors and executive officers of Hometown Bancorp as a group.  A person may be considered to beneficially own any shares of common stock over which he or she has directly or indirectly, sole or shared voting or investment power.  Unless otherwise indicated, none of the shares listed are pledged as security for a loan and each of the listed individuals has sole voting and investment power with respect to the shares shown.

Name	Number of Shares Owned		Percent of Common Stock Outstanding (1)

Directors:

Thomas F. Gibney	5,974	(5)	*
Joseph B. Horan, III	10,000	(2)	*
Steven E. Howell	2,000		*
Gerald N. Jacobowitz	10,000	(3)	*
Graham S. Jamison	400		*
Stephen E. Sabine	500		*
Kenneth R. Schliphack	12,967	(4)	*
Curt J. Schoeberl, Sr.	100		*

Executive Officers Who Are Not Directors:

Stephen W. Dederick	7,312	(5)(6)	*
L. Bruce Lott	1,371	(5)	*
Judith B. Weyant	4,318	(5)	*

All directors and executive officers as a group (11 persons)	54,942		2.4%
*Represents less than 1% of Hometown Bancorp outstanding shares.
(1)	Based on 2,326,939 shares of common stock outstanding and entitled to vote as of March 20, 2009.
(2)	Includes 5,000 shares held by Mr. Horan’s spouse.
(3)	Includes 4,000 shares held by Mr. Jacobowitz’s spouse in trust.
(4)	Includes 5,000 shares held by Mr. Schliphack’s spouse.
(5)	Includes ESOP shares of 474 for Mr. Gibney, 312 for Mr. Dederick, 321 for Mr. Lott and 318 for Mrs. Weyant.
(6)	Includes 7,000 shares held by Mr. Dederick in his IRA.

Proposal 1 - Election of Directors

Our Board of Directors consists of eight members who are elected for terms of three years, approximately one-third of whom are elected annually.  All of our directors are independent under the current listing standards of the Nasdaq Stock Market, except for Mr. Gibney, who is our President and Chief Executive Officer. In determining the independence of its directors, the Board considered transactions, relationships or arrangements between Hometown Bancorp, Walden Federal and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons.” The only transaction reviewed was fees for on-site inspection of properties that have reached delinquent status paid to Director Jamison, which did not exceed $2,300 in 2008. The Board of Directors’ nominees for election this year to serve for a three-year term or until their respective successors have been elected and qualified are Joseph B. Horan, III, Steven E. Howell and Kenneth R. Schliphack

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above.  If any nominee is unable to serve, the persons named in the proxy would vote your shares to approve the election of any substitute nominee proposed by the Board of Directors.  Alternatively, the Board of Directors may adopt a resolution to reduce the size of the board.  At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of both nominees.

Information regarding the directors is provided below.  Unless otherwise stated, each person has held his or her current occupation for the last five years.  Ages presented are as of December 31, 2008. There are no family relationships among the directors or executive officers.

Nominees for Election of Directors

Joseph B. Horan, III is a funeral director of Gridley Horan, Inc.  Mr. Horan has been President of Gridley Horan for 33 years.  Age 63.  Director of Walden Federal since 1989 and director of Hometown Bancorp MHC and Hometown Bancorp since their formation.

Steven E. Howell is a certified public accountant and is a partner with Vanacore, DeBenedictus, DiGovanni & Weddell, LLP, CPAs since 1987. Age 48.  Director of Walden Federal, Hometown Bancorp MHC and Hometown Bancorp since 2008.

Kenneth R. Schliphack, formerly an engineer with Mobil Oil Corp., is retired from B&C Fuel Oil Co., Inc. which he owned and operated for the past 36 years.  Age 68.  Director of Walden Federal since 2001 and director of Hometown Bancorp MHC and Hometown Bancorp since their formation.

Directors Continuing in Office

The following directors have terms ending in 2010:

Thomas F. Gibney has been President and Chief Executive Officer of Walden Federal since 1991.  Age 60.  Director of Walden Federal, Hometown Bancorp MHC and Hometown Bancorp since June 2006.

Graham S. Jamison is a retired dairy farmer of 30 years, and former Supervisor for the Town of Crawford, New York for 16 years.  Age 79.  Director of Walden Federal since 1975 and director of Hometown Bancorp MHC and Hometown Bancorp since their formation.  Mr. Jamison also serves as the Chairman of the Board of Walden Federal, Hometown Bancorp and Hometown Bancorp MHC.

Stephen E. Sabine is retired from New York State Electric & Gas Corporation as Division Manager.  Age 65.  Director of Walden Federal since 1993 and director of Hometown Bancorp MHC and Hometown Bancorp since their formation.

The following directors have terms ending in 2011:

Gerald N. Jacobowitz is a senior partner in the law firm of Jacobowitz and Gubits, LLP.  Age 74. Director of Walden Federal since 1966 and director of Hometown Bancorp MHC and Hometown Bancorp since their formation.

Curt J. Schoeberl, Sr. is a real estate assessor, appraiser and consultant for the Town of Shawangunk, Ulster County, New York.  Age 62.  Director of Walden Federal since 1995 and director of Hometown Bancorp MHC and Hometown Bancorp since their formation.

Executive Officers who are not also Directors:

Below is information regarding our executive officers who are not also directors.  Each executive officer has held his or her current position for at least the last five years, unless otherwise stated.  Ages presented are as of December 31, 2008.

Stephen W. Dederick has been Vice President and Chief Financial Officer of Walden Federal since 2004.  Prior to joining Walden Federal, Mr. Dederick served as Vice President and Chief Financial Officer of Community Bank of Orange, NA from April 2002 until March 2004.  Mr. Dederick served as Senior Vice President at Berkshire Bank from March 2001 until January 2002.  Mr. Dederick served as Senior Vice President and Chief Financial Officer of Goshen Savings Bank from 1997 until its acquisition in 2001.  Mr. Dederick has served as Vice President and Chief Financial Officer of Hometown Bancorp MHC and Hometown Bancorp since their formation.  Mr. Dederick joined Walden Federal in 2004.  Age 52.

Judith B. Weyant has been Senior Vice President and Chief Operating Officer of Walden Federal since 1992.  Ms. Weyant has served as Senior Vice President and Chief Operating Officer of Hometown Bancorp MHC and Hometown Bancorp since their formation and as Corporate Secretary of Walden Federal, Hometown Bancorp MHC and Hometown Bancorp since January 2007.  Ms. Weyant joined Walden Federal in 1984.  Age 56.

L. Bruce Lott has been Senior Vice President and Chief Lending Officer of Walden Federal since 2004.  Mr. Lott served as Vice President and Senior Loan Officer of Walden Federal since 2000 and joined Walden Federal in 1995.  Mr. Lott has also served as Senior Vice President of Hometown Bancorp MHC and Hometown Bancorp since their formation.  Age 55.

Proposal 2 - Ratification of Independent Registered Public
Accounting Firm

The Audit Committee of the Board of Directors has appointed Beard Miller Company LLP to be our independent registered public accounting firm for the 2009 fiscal year, subject to ratification by stockholders. A representative of Beard Miller Company LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes represented at the annual meeting and entitled to vote, the Audit Committee of the Board of Directors will consider other independent registered public accounting firms.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of the independent registered public accounting firm.

Audit and Non-Audit Fees

The following table sets forth the fees billed to us for the fiscal years ended December 31, 2008 and 2007 for services provided by Beard Miller Company LLP.

	2008	2007

Audit Fees(1)	$87,965	$110,782
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees(2)	-	1,190
Total	$87,965	$111,972
_________________________
(1)
Includes professional services rendered for the audit of Hometown Bancorp’s annual consolidated financial statements and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings.

(2)	All other fees include consultations with management to review the internal audit program.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.  In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm.  Such approval process ensures that the external auditor does not provide any non-audit services to Hometown Bancorp that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.  Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided.  The request may be made with respect to either specific services or a type of service for predictable or recurring services.

During the year ended December 31, 2008, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Audit Committee Report

Our management is responsible for our internal control over financial reporting.  The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America (“GAAP”).  The Audit Committee oversees internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm.  Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with GAAP and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees),

including the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the consolidated financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB Rule 3526 (Communication With Audit Committees Concerning Independence) and has discussed with the independent registered public accounting firm the accounting firm’s independence from us and our management.  In concluding that the accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm were compatible with their independence.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their audit, and the overall quality of our financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity.  In its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, expresses an opinion on the conformity of our consolidated financial statements to GAAP.  The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that our consolidated financial statements are presented in accordance with GAAP, that the audit of our consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that our independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.  The Audit Committee has appointed, subject to stockholder ratification, the selection of our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Audit Committee of the Hometown Bancorp, Inc. Board of Directors

Graham S. Jamison - Chairman
Joseph B. Horan, III
Steven E. Howell
Stephen E. Sabine
Kenneth R. Schliphack
Curt J. Schoeberl, Sr.

Executive Compensation

Summary Compensation Table
The following information is furnished for the principal executive officer and for the three next most highly compensated executive officers whose total compensation for the 2008 fiscal year exceeded $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)(1)	Total ($)
Thomas F. Gibney	2008	$225,000	$20,000	$24,706	$269,706
President and Chief Executive Officer	2007	$200,000	$25,000	$28,381	$253,381
Judith B. Weyant	2008	$135,000	$12,000	$12,933	$159,933
Senior Vice President, Chief Operating Officer and Corporate Secretary	2007	$130,000	$20,000	$16,380	$166,380
L. Bruce Lott	2008	$133,000	$12,000	$17,258	$162,258
Senior Vice President and Chief Lending Officer	2007	$128,000	$20,000	$19,897	$167,897
Stephen W. Dederick	2008	$133,000	$12,000	$12,168	$157,168
Vice President and Chief Financial Officer	2007	$128,000	$20,000	$15,495	$163,495

(1)
Details of the amounts reported in the “All Other Compensation” column are provided in the table below.  The table excludes perquisites, which did not exceed $10,000 in the aggregate for each executive officer.

	Year	Mr. Gibney	Ms. Weyant	Mr. Lott	Mr. Dederick
Employer matching	2008	$4,600	$2,936	$2,979	$2,896
contributions to 401(k)	2007	$4,500	$3,018	$3,044	$2,950
Discretionary amounts contributed by	2008	$11,500	$7,340	$7,448	$7,240
Walden Federal under the 401(k)	2007	$18,000	$12,072	$12,174	$11,855
Economic benefit of employer paid-premiums	2008	$1,980	$1,290	$1,290	$690
for group life insurance	2007	$1,290	$1,290	$690	$690
Value of ESOP Allocation(1)	2008	$2,038	$1,367	$1,380	$1,342

(1)           Market value of ESOP allocation was $4.30 per share as of December 31, 2008.

Our Compensation Committee meets annually to determine any incentive compensation to be awarded to our executive officers.  Our incentive compensation, which is not based on any written plan or policy, is based on the financial performance of Walden Federal and the individual performance of our executive officers.  Discretionary bonuses for our executive officers are recommended by the Compensation Committee and approved by our Board of Directors on an annual basis after completion of Walden Federal’s operating budget.  For 2008, incentive compensation was based on a combination of factors, including the performance of individual executive officers and our overall earnings and financial condition.  As no specific financial targets, formulas or thresholds are utilized by our Compensation Committee in assessing the amount of such bonuses, the process for determining such bonuses is entirely a subjective analysis within the purview of the Compensation Committee.  Our President and Chief Executive Officer offers recommendations to the Compensation Committee as to proposed bonus amounts for other executive officers, but does not recommend or participate in determinations regarding his proposed bonus amount. The final decisions with respect to the bonuses are determined by the members of the Compensation Committee and ratified by the members of the Board of Directors who are independent of executive management.  The objective of incentive compensation is to provide incentives and reward our executive officers for their contributions to Walden Federal and the corresponding improvement in the financial performance of Walden Federal.

Change in Control Agreements. Effective June 28, 2007, Walden Federal and Hometown Bancorp (as guarantor of any payments not made by Walden Federal) have entered into change in control agreements with Messrs. Gibney, Dederick, and Lott and Ms. Weyant.  The change in control agreements have three-year terms, subject to annual renewal by the Board of Directors of Walden Federal to extend the term for an additional year.  If Walden Federal or Hometown Bancorp involuntarily or constructively terminates the executives (under circumstances outlined in the agreements) following a change in control, as defined in each agreement, each will receive a cash lump sum severance payment equal to three times the executive’s base salary on the termination date paid within 10 days after such termination of employment unless a 6 month delay is required in order to comply with Section 409A of the Internal Revenue Code.  In addition, Walden Federal will continue to provide the executives with life insurance coverage and non-taxable medical and dental insurance coverage for thirty-six months following termination of employment.

Section 280G of the Internal Revenue Code provides that payments contingent upon a change in control that equal or exceed three times the individual’s base amount (i.e., average annual compensation for the five preceding taxable years) are “excess parachute payments.”  Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the employer may not deduct such payments for federal tax purposes.  The change in control agreements limit payments to the executives to amounts that will not exceed the limits imposed by Section 280G of the Internal Revenue Code.

Long-Term Stock-Based Compensation.  The purpose of our 2008 Equity Incentive Plan (“Equity Plan”) is to promote the long-term financial success of Hometown Bancorp, Inc. and Walden Federal Savings and Loan Association, by providing a means to attract, retain and reward individuals who can and do contribute to such success and to further align their interests with those of our stockholders.  The Compensation Committee determines which executives will receive stock awards as well as type, size and restrictions on the awards.  Under the Equity Plan, the Compensation Committee may make grants of incentive stock options, nonqualified stock options, stock appreciation rights or restricted stock.  Although the Equity Plan was approved by our stockholders, grants have not yet been made under the Equity Plan.
Retirement Plans. All of our employees, including our named executive officers, who have attained age 21 and have completed 12 months of service during which they have worked at least 1,000 hours are eligible to participate in our 401(k) Plan and in our Employee Stock Ownership Plan (“ESOP”).  Participants in the 401(k) Plan may defer between 1% and 75% of their annual compensation into the 401(k) Plan.  We may make a discretionary matching contribution under the 401(k) Plan, which is allocated to all participants who are eligible employees on the last day of each plan year.  Allocations under the ESOP are based upon an employee’s salary in relation to the salary of all other ESOP participants.  Annual contributions to the ESOP are based on the amount necessary to repay the outstanding ESOP acquisition loan and any other discretionary amount.  In connection with our mutual holding company reorganization and the Hometown Bancorp, Inc. initial public offering, the ESOP borrowed $933,150 from Hometown Bancorp, Inc. in order to purchase 93,315 shares of Hometown Bancorp, Inc. common stock in its initial public offering.  The ESOP acquisition loan is being repaid over a twenty-year period in equal annual installments of principal and interest.  The ESOP acquisition loan can be pre-paid at any time (in whole or in part) prior to the end of the 20-year term, subject to certain IRS limits.  Matching contributions made under the 401(k) Plan and ESOP allocations are subject to a six year graded vesting schedule.  Benefits under the 401(k) Plan and ESOP are payable upon termination of employment, death, or disability.

Directors’ Compensation

The following table sets forth the compensation received by non-employee directors for their service on our Board of Directors during 2008.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Joseph B. Horan, III	$15,725	-	$15,725
Steven E. Howell (2)	$7,576	-	$7,576
Gerald N. Jacobowitz	$15,625	-	$15,625
Graham S. Jamison	$19,800	$2,225 (1)	$22,025
Stephen E. Sabine	$15,775	-	$15,775
Kenneth R. Schliphack	$15,800	-	$15,800
Curt J. Schoeberl, Sr.	$15,775	-	$15,775

(1)           This includes fees in connection with inspection-related services provided by Mr. Jamison to Walden Federal.  Mr. Jamison receives $75 for each on-site inspection of properties that have reached delinquent status in order to provide Walden Federal with an estimate of the property’s current condition and value.  Mr. Jamison also visits certain properties for assessment of various applications.
(2)           Mr. Howell has been a Director since August 2008.

The following tables set forth the applicable retainers and fees that are paid to non-employee directors for their service on the Boards of Directors.  The annual retainer received by non-employee directors for their service on the Board of Directors of Walden Federal is paid in cash on a quarterly basis, while the annual retainers received by non-employee directors for their service on the Boards of Directors of Hometown Bancorp and Hometown Bancorp MHC are paid in cash on a semi-annual basis.  Directors do not receive committee meeting fees if they do not attend the committee meeting.

Board of Directors of Walden Federal:
Annual Retainer for Chairman of Board	$14,000
Annual Retainer for all other Board Members	$10,000
Fee per Committee Meeting	$25
Board of Directors of Hometown Bancorp and Hometown Bancorp MHC
Semi-Annual Retainer January to June 2008	$750
Semi-Annual Retainer July to December 2008	$2,000
Fee per Committee Meeting	$25

Directors’ Retirement Plan. Effective as of March 9, 2007, Walden Federal adopted a directors’ retirement plan for the benefit of non-employee directors.  Under the plan, directors who have attained the normal retirement age of 65 receive a retirement benefit based on their length of service upon termination of service.  Directors with one to nine years of service receive a retirement benefit equal to their vested percentage multiplied by $500 per year of service.  The annual retirement benefit amount increases to $5,000 upon completion of at least 10 years of service and increases to $7,500 upon completion of 20 or more years of service.  The plan also provides that participants vest in the applicable retirement benefit in equal installments of 20% per year over a five year period, commencing on the date of adoption of the plan for existing Board members or the date of initial Board service, for directors who join the Board after the adoption date.  Generally, the applicable retirement benefit is payable over a ten year period in annual installments.  If a director dies while receiving benefits under the plan, the director’s beneficiary will receive any remaining installments due from the plan.  If the participant dies while in service, but after attainment of age 65, the director’s beneficiary(ies) will receive an actuarially equivalent lump sum benefit equal to the benefit the director would have received if he or she had retired on the date of death.  Upon termination of service (other than termination for cause) following a change in control, as defined in the plan, a director will receive an actuarially equivalent lump sum benefit calculated as if the director had attained age 65, completed at least 20 years of service, and was fully vested regardless of actual age or service at the time of termination.  A director receives no benefit under the plan upon removal for cause (as defined in the plan).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of any registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Executive officers, directors and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of the reports we have received and written representations provided to us from the individuals required to file the reports, we believe that each of our executive officers and directors has complied with applicable reporting requirements for transactions in Hometown Bancorp common stock during the year ended December 31, 2008.

Transactions with Related Persons

The Sarbanes-Oxley Act generally prohibits loans by a company to its executive officers and directors.  However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Walden Federal to its executive officers and directors in compliance with federal banking regulations.  Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features.  Walden Federal is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public.  Notwithstanding this rule, federal regulations permit Walden Federal to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

We do not have a comprehensive written policy for the review, approval or ratification of certain transactions with related persons.  However, our audit committee charter requires that the Audit Committee approve or disapprove of the entry into related person transactions.  If advance approval is not feasible, then the transaction is considered, and, if the Audit Committee determines it to be appropriate, ratified at the Audit Committee’s next regularly scheduled meeting.  In determining whether to approve or ratify a related person transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same/similar circumstances and the extent of the related person’s interest in the transaction.  Also, in accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Hometown Bancorp’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors.  Additionally, pursuant to our Code of Ethics, all executive officers and directors must disclose any existing or emerging conflicts of interest to the President and Chief Executive Officer.  Such potential conflicts of interest include, but are not limited to, the following:  (i) our conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 10% of the outstanding securities or 10% of total assets of any business entity that does business with or is in competition with us.

Gerald N. Jacobowitz is a senior partner in the law firm of Jacobowitz and Gubits, LLP, which provides legal services to Hometown Bancorp and its subsidiaries.  During fiscal 2008 and 2007, Jacobowitz and Gubits, LLP received fees totaling approximately $265,000 and $273,000, respectively, for legal services rendered in connection with its representation of Hometown Bancorp and its subsidiaries.  Mr. Jacobowitz has no specific interest in those fees, but does have a 10% equity interest in Jacobowitz and Gubits, LLP.  As required by applicable banking regulations, our business relationship with Mr. Jacobowitz and his law firm has been and will continue to be in the ordinary course of business, on substantially the same terms as those prevailing at the time for comparable transactions.

Nominating Procedures

General

It is the policy of the Board of Directors to consider director candidates recommended by stockholders who appear to be qualified to serve on our Board of Directors and meet the requirements set forth in our bylaws.  The Board may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Board does not perceive a need to increase the size of the Board of Directors.  To avoid the unnecessary use of the Board’s resources, the Board will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Board of Directors, a stockholder should submit the following information in writing, addressed to the Chairperson of the Board, care of the Corporate Secretary, at the main office of Hometown Bancorp:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.
The name and address of the stockholder making the recommendation, as they appear on our books; provided, however, that if the stockholder is not a registered holder of our common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of our common stock;

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person; and

6.	A statement that the person meets the specific requirements as set forth in our bylaws.

In order for a director candidate to be considered for nomination at our annual meeting of stockholders, the recommendation must be received by the Board of Directors at least 120 calendar days prior to the date our proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Process for Identifying and Evaluating Nominees

The process that the Board follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification.  For purposes of identifying nominees for the Board of Directors, the Board relies on personal contacts of the Board members, as well as their knowledge of members of the communities served by Hometown Bancorp.  The Board also will consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above.  The Board has not used an independent search firm to identify nominees.

Evaluation.  In evaluating potential nominees, the Board determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria, which are discussed in more detail below.  If such individual fulfills these criteria, the Board will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Minimum Qualifications

The Board utilizes a set of criteria that it considers when it selects individuals not currently on the Board of Directors to be nominated for election to the Board of Directors.  A candidate must meet the eligibility requirements set forth in our Bylaws, which include a stock ownership requirement, a residency requirement and a requirement that the candidate not have been subject to certain criminal or regulatory actions.  A candidate must also meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Board will then evaluate the prospective nominee to determine if he or she possesses the following qualifications, qualities or skills:

•	contributions to the range of talent, skill and expertise appropriate for the Board;

•
financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;

•	familiarity with our market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

•	personal and professional integrity, honesty and reputation;

•	the ability to represent the best interests of our stockholders and the best interests of the institution;

•	the ability to devote sufficient time and energy to the performance of his or her duties;

•	independence under applicable Securities and Exchange Commission and listing definitions; and

•	current equity holdings in Hometown Bancorp.

The Board will also consider any other factors it deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

With respect to nominating an existing director for re-election to the Board of Directors, the Board will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Stockholder Proposals and Nominations

We must receive proposals that stockholders seek to have included in the proxy statement for our next annual meeting no later than December 2, 2009.  If next year’s annual meeting is held on a date more than 30 calendar days from May 13, 2010, a stockholder proposal must be received by a reasonable time before we begin to print and mail our proxy solicitation materials. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

Our Bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before a meeting of stockholders, a stockholder must deliver written notice of such nominations and/or proposals to the Corporate Secretary not less than 30 days before the date of the meeting; provided that if less than 40 days notice or prior public disclosure of the meeting is given or made to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

Stockholder Communications

We encourage stockholder communications to the Board of Directors and/or individual directors.  Stockholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Judith B. Weyant, Corporate Secretary, Hometown Bancorp, Inc., 12 Main Street, Walden, New York 12586.  Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee.

Miscellaneous

We will pay the cost of this proxy solicitation.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Hometown Bancorp.  In addition to soliciting proxies by mail, directors, officers and regular employees may solicit proxies personally or by telephone.  None of these persons will receive additional compensation for these activities.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one notice, Form 10-K or proxy statement, as applicable, to your address.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, if a stockholder residing at such an address wishes to receive a separate notice, Form 10-K or proxy statement in the future, he or she should contact the broker or other holder of record.  If you own your shares in “street name” and are receiving multiple copies of our notice, Form 10-K and proxy statement, you can request householding by contacting your broker or other holder of record.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Judith B. Weyant

Judith B. Weyant
Corporate Secretary

Walden, New York
April 1, 2009

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY HOMETOWN BANCORP, INC.	For	With- hold	ForAll Except
ANNUAL MEETING OF STOCKHOLDERS MAY 13, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	1. The election as directors of all nominees listed (except as marked to the contrary below).	☐	☐	☐

The undersigned hereby appoints the Board of Directors (excluding director nominees), and each of them, with full power of substitution, to act as proxy for the undersigned and to vote all shares of common stock of Hometown Bancorp, Inc. that the undersigned is entitled to vote at the annual meeting of Stockholders, to be held on May 13, 2009 at 4:00 p.m., local time, at 12 Main Street, Walden, New York and at any and all adjournments thereof, as indicated on this proxy card.

Joseph B. Horan, III
Steven E. Howell
Kenneth R. Schliphack

INSTRUCTION:To withhold authority to vote for any individual  nominee, mark “For All Except”and write that nominee’s name in the space provided below.

		For	Against	Abstain
	3. The ratification of the appointment of Beard Miller Company LLP as independent registered public accounting firm of Hometown Bancorp, Inc. for the year ending December 31, 2009.	☐	☐	☐

Your Board of Directors Recommends a Vote FOR each of the listed proposals.

This proxy, when properly executed and returned, will be voted as directed by the undersigned Stockholder. If no instructions are specified, this proxy will be voted “FOR” all of the proposals listed. This proxy also confers discretionary authority to vote with respect to the election of any person as Director where the nominees are unable to serve or for good cause will not serve and with respect to any other business that may properly come before the annual meeting or any adjournment thereof.

Please be sure to date and sign this proxy card in the box below.	Date
Sign above Co-holder (if any) sign here

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç

HOMETOWN BANCORP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE
AVAILABLE ON-LINE AT:

http://www.cfpproxy.com/6263

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY HOMETOWN BANCORP, INC.	For	With- hold	ForAll Except
ANNUAL MEETING OF STOCKHOLDERS MAY 13, 2009	1. The election as directors of all nominees listed (except as marked to the contrary below).	☐	☐	☐

The undersigned hereby appoints the Board of Directors (excluding director nominees), and each of them, with full power of substitution, to act as proxy for the undersigned and to vote all shares of common stock of Hometown Bancorp, Inc. that the undersigned is entitled to vote at the annual meeting of Stockholders, to be held on May 13, 2009 at 4:00 p.m., local time, at 12 Main Street, Walden, New York and at any and all adjournments thereof, as indicated on this proxy card.

Joseph B. Horan, III
Steven E. Howell
Kenneth R. Schliphack

INSTRUCTION:To withhold authority to vote for any individual  nominee, mark “For All Except”and write that nominee’s name in the space provided below.

(ESOP PLAN)
		For	Against	Abstain
	3. The ratification of the appointment of Beard Miller Company LLP as independent registered public accounting firm of Hometown Bancorp, Inc. for the year ending December 31, 2009.	☐	☐	☐

Your Board of Directors Recommends a Vote FOR each of the listed proposals.

This proxy, when properly executed and returned, will be voted as directed by the undersigned Stockholder. If no instructions are specified, this proxy will be voted “FOR” all of the proposals listed. This proxy also confers discretionary authority to vote with respect to the election of any person as Director where the nominees are unable to serve or for good cause will not serve and with respect to any other business that may properly come before the annual meeting or any adjournment thereof.

Please be sure to date and sign this proxy card in the box below.	Date
Sign above Co-holder (if any) sign here

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç

HOMETOWN BANCORP, INC.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE
AVAILABLE ON-LINE AT:

http://www.cfpproxy.com/6263